Exhibit 10.1

DURECT CORPORATION

2000 STOCK PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name: [INSERT NAME]

You have been granted the right to receive an Award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of this Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the attached Restricted Stock Unit Agreement (together with the Notice of Grant, the “Award Agreement”), and the DURECT Corporation 2000 Stock Plan (the “Plan”). Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Grant Number: [INSERT NUMBER]

Date of Grant: [INSERT DATE]

Total Number of RSUs: [INSERT NUMBER]

Vesting Commencement Date [INSERT DATE]

Vesting Schedule:

Subject to Section 3 of the Award Agreement, the Restricted Stock Units will vest in accordance with the following schedule:

[INSERT VESTING SCHEDULE/PERFORMANCE CRITERIA]

In the event of the termination of Participant’s Continuous Status as an Employee or Consultant (“Continuous Service Status”) for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will terminate in accordance with Section 3 of the Award Agreement.

By accepting this Award (whether electronically or otherwise), Participant acknowledges and agrees to the following:

1. This Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

2. Participant has received a copy of the Plan, the Award Agreement, the Plan prospectus, the Company’s Insider Trading Policy, and the Company’s Compensation Recovery Policy and represents that Participant has read these documents and is familiar with their terms. Participant further agrees to accept as binding, conclusive, and final all decisions and interpretations of the Administrator (or its delegees) regarding any questions relating to this Award and the Plan.

3. Vesting of the Award is subject to Participant’s Continuous Service Status, which is for an unspecified duration and may be terminated at any time, with or without cause, and nothing in the Award Agreement or the Plan changes the nature of that relationship.

4. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. Participant should consult with his or her own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5. Participant consents to electronic delivery and participation as set forth in the Plan and the Award Agreement.

PARTICIPANT: DURECT CORPORATION

Signature By

Print Name Title

DURECT CORPORATION

2000 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.
Grant. The Company hereby grants to the individual (the “Participant”) named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) an Award of Restricted Stock Units under the DURECT Corporation 2000 Stock Plan (the “Plan”), subject to all of the terms and conditions in the Notice of Grant, this Restricted Stock Unit Agreement (together with the Notice of Grant, the “Award Agreement”) and the Plan, which is incorporated herein by reference. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
2.
Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to receive Shares pursuant to any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company. Any Restricted Stock Units that vest in accordance with Section 3 will be settled by delivery of whole Shares as set forth herein to Participant (or in the event of Participant’s death, to his or her estate), subject to Participant satisfying any Tax-Related Items as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be settled by delivery of whole Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year in which Shares will be issued upon payment of any Restricted Stock Units under this Award Agreement.
3.
Vesting Schedule. The Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been in Continuous Status as an Employee or Consultant (“Continuous Service Status”) from the Date of Grant until the date such vesting occurs. Continuous Service Status for purposes of this Award will end on the day that Participant is no longer actively providing services as an Employee or Consultant and will not be extended by any notice period or “garden leave” that may be required contractually or under Applicable Laws. Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole and absolute discretion to determine when Participant is no longer providing active service for purposes of Continuous Service Status and participation in the Plan.
4.
Administrator Discretion. Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination of Continuous Service Status (provided that such termination is a “separation from service” within the meaning of Code Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Code Section 409A at the time of such termination of Continuous Service Status and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Code Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination of Continuous Service Status, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination of Continuous Service Status, unless the Participant dies following his or her termination of Continuous Service Status, in which case, the Restricted Stock Units will be settled in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Code Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of U.S.

Treasury Regulation Section 1.409A-2(b)(2). For purposes of this Award Agreement, “Code Section 409A” means Section 409A of the Code, and any final U.S. Treasury Regulations and U.S. Internal Revenue Service guidance thereunder, as each may be amended from time to time. In no event will the Company or any Affiliate have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Code Section 409A.
5.
Forfeiture upon Termination of Continuous Service Status. Except as otherwise provided in the Notice of Grant, any Restricted Stock Units that have not vested will be forfeited and will return to the Plan on the date that is thirty (30) days following the date of the termination of Participant’s Continuous Service Status. No additional Restricted Stock Units shall vest during such thirty (30) day period unless approved by the Administrator.
6.
Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, if so allowed by the Administrator in its sole discretion, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any Applicable Laws or regulations pertaining to said transfer.
7.
Withholding of Taxes. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other tax or social contribution, withholding, required deductions, or other payments, if any, that arise upon the grant or vesting of the Restricted Stock Units or the holding or subsequent sale of Shares, the receipt of dividends, if any, or otherwise in connection with the Restricted Stock Units or the Shares (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed any amount actually withheld by the Company or the Employer. If amounts paid by the Company or the Employer in respect of Tax-Related Items are less than Participant’s tax obligations, Participant is solely responsible for any additional taxes due. If amounts paid by the Company or the Employer in respect of Tax-Related Items exceed Participant’s tax obligations, Participant’s sole recourse will be against the relevant taxing authorities, and the Company, its Parents and Subsidiaries (together, with any other entities that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, the Company’s “Affiliates”) and Employer will have no obligation to issue additional Shares or pay cash to Participant in respect thereof. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the Restricted Stock Units or any Tax-Related Items (other than filings or documentation that are the specific obligation of the Company, an Affiliate or Employer pursuant to Applicable Laws) such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or payment of the Restricted Stock Units, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant or vesting of the Restricted Stock Units, the subsequent sale of Shares acquired under the Plan, and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that Applicable Laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under Applicable Laws. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Notwithstanding any contrary provision of this Award Agreement, no Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any Tax-Related Items which the Company determines must be withheld with respect to such Shares.

As a condition to the grant and vesting of the Restricted Stock Units and as set forth in Section 15 of the Plan, Participant hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company and any Affiliate and Employer for) any Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, in each case to the extent permitted by Applicable Laws: (i) by receipt of a cash payment from Participant; (ii) by withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (iii) by withholding Shares that otherwise would be issued to Participant upon payment of the vested Restricted Stock Units (provided that amounts withheld shall not exceed the amount permitted by Applicable Laws); (iv) by withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Stock Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), or (v) by any other arrangement approved by the Administrator. Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, Participant’s obligations with respect to all Tax-Related Items shall be satisfied by the Company withholding from proceeds of the sale of Shares acquired upon payment of the vested Restricted Stock Units through a voluntary sale or a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization), subject to Applicable Laws; provided that amounts withheld shall not exceed the amount permitted under Applicable Laws. Any Shares withheld pursuant to this Section 7 shall be valued based on the Fair Market Value as of the date the withholding obligations are satisfied. Furthermore, Participant agrees to pay the Company, any Affiliate or Employer any Tax-Related Items that cannot be satisfied by the foregoing methods.

8.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until such Shares will have been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). After such issuance, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, but prior to such issuance, Participant will not have any rights to dividends and/or distributions on such Shares.
9.
No Guarantee of Continued Service or Grants; No Acquired Rights. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF SHALL OCCUR ONLY BY CONTINUING TO PROVIDE SERVICES AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE EMPLOYER OR CONTRACTING ENTITY (AS APPLICABLE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER OR THE COMPANY (OR ANY AFFILIATE) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.

Participant also acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been granted repeatedly in the past; (c) all decisions with respect to future grants of Restricted Stock Units or other Awards, if any, will be at the sole discretion of the Company; (d) Participant’s participation in the Plan is voluntary; (e) the Restricted Stock Units and the Shares allocated to the Restricted Stock Units are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any; (f) the Restricted Stock Units and the Shares allocated to the Restricted Stock Units are not intended to replace any pension rights or compensation; and (g) the Restricted Stock Units and the Shares allocated to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer, subject to Applicable Laws.

10.
Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of Applicable Laws or otherwise) and may not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
11.
Additional Conditions to Issuance of Stock and Imposition of Other Requirements. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or compliance of the Shares upon or with any securities exchange or under any Applicable Laws, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of any Shares will violate any state, federal or foreign securities or exchange laws or other Applicable Laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any Applicable Laws or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange. The Company shall not be obligated to issue any Shares pursuant to the Restricted Stock Units at any time if the issuance of Shares violates or is not in compliance with any Applicable Laws, which such violation or compliance determined by the Company in consultation with its legal counsel.

Furthermore, the Company reserves the right, without Participant’s consent, to cancel outstanding grants or to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units, on the Shares allocated to the Restricted Stock Units and on any other Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any Applicable Laws or facilitate the administration of the Plan, and Participant agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the Applicable Laws of the country in which Participant is resident or working at the time of grant, holding or vesting of the Restricted Stock Units or the holding or disposition of Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject Participant to additional procedural or regulatory requirements Participant is solely responsible for and will have to independently fulfill in relation to the Restricted Stock Units or the Shares. If applicable, such requirements may be outlined in, but are not limited to, the Country Specific Addendum attached hereto (the “Country-Specific Addendum”), which forms part this Award Agreement). Participant also understands and agrees that if Participant works, resides, moves to, or otherwise is or becomes subject to Applicable Laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to Participant as from the date of grant, unless otherwise determined by the Company in its sole discretion.

12.
Modifications to the Award Agreement; Waiver. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to (a) comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection to this Award of Restricted Stock Units or (b) as otherwise provided in Section 11. No delay or failure to require performance of any provision of this Award Agreement shall constitute a waiver of that provision as to that or any other instance.
13.
Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that Participant has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
14.
Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. If there is a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.
15.
Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination regarding whether any Restricted Stock Units have vested). All actions taken, and all interpretations and determinations made, by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
16.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents, communications or information related to (i) Participant’s current or future participation in the Plan, including this Award, the Shares allocated to this Award, account statements, and Plan prospectuses, (ii) any other securities of the Company, or (iii) any other Company-related documents, communications or information, by electronic means. By accepting this Award, whether electronically or otherwise, Participant hereby (a) consents to receive such documents, communications or information by electronic means, (b) consents to the use of electronic signatures, and (c) agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through acceptances of terms and conditions. Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery via email, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.
17.
Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Restricted Stock Units.

Participant understands that the Company and any Affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Affiliate or entity that is Participant’s employer and its payroll provider.

Participant should also refer to any applicable policies implemented by the Company (which will be available to Participant separately and may be updated from time to time) for more information regarding privacy and the collection, use, storage, and transfer of Participant’s Personal Data.

18.
Foreign Exchange Fluctuations and Restrictions; Translation. Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease. Participant also understands that neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the Restricted Stock Units or Shares received (or the calculation of income or Tax-Related Items thereunder). Participant understands and agrees that, if required by the Company or Applicable Laws, any cross-border remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide such entity with certain information regarding the transaction. If Participant has received this Award Agreement, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
19.
Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any Applicable Laws.
20.
Miscellaneous.
(a)
Governing Law and Venue. The validity, interpretation, construction and performance of this Award Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts.
(b)
Entire Agreement. This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. Participant expressly warrants that Participant is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.
(c)
Binding Agreement; Successors and Assigns. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto. The Company may assign any of its rights and obligations under this Award Agreement. No other party to this Award Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Award Agreement, except with the prior written consent of the Company.
(d)
Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Secretary at DURECT Corporation, 10240 Bubb Road, Cupertino, CA 95014, or at such other address as the Company may hereafter designate in writing.
(e)
Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Award Agreement, (ii) the balance of the Award Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Award Agreement shall be enforceable in accordance with its terms.
(f)
Construction. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. This Award Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Award Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
(g)
Counterparts. This Award Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or scanned copy will have the same force and effect as execution of an original, and a facsimile or scanned signature will be deemed an original and valid signature.

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